UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2024

 SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square, Suite 2503 New York, NY 10036
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 200-5278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On January 4, 2024, SELLAS Life Sciences Group, Inc., a Delaware corporation (the “Company”), entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain investors (the “Purchasers). The Purchase Agreements provide for the sale and issuance by the Company (the “Offering”) of (i) an aggregate of 10,130,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”) and (ii) an aggregate of 1,870,000 pre-funded warrants exercisable for shares of Common Stock (the “Pre-Funded Warrants”), together with common warrants (“Common Warrants”) to purchase up to 12,000,000 shares of Common Stock. Each share of Common Stock and accompanying Common Warrant were sold together at a combined offering price of $0.75, and each Pre-Funded Warrant and accompanying Common Warrant were sold together at a combined offering price of $0.7499. The Common Warrants have an exercise price of $0.75 per share, are immediately exercisable and will expire five years from the initial exercise date. The aggregate gross proceeds to the Company from the Offering were approximately $9.0 million before deducting the placement agents’ fees and related offering expenses.

The Pre-Funded Warrants were sold, in lieu of shares of Common Stock, to certain Purchasers so that the purchase of shares of Common Stock in the Offering by such Purchasers would not otherwise result in any Purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the Company’s outstanding Common Stock immediately following the consummation of the Offering. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

The Purchasers may not exercise any portion of the Pre-Funded Warrants or Common Warrants to the extent that the Investor would own more than 4.99% (or, at the Purchasers’ option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from any Purchaser to the Company, such Purchaser may increase the amount of ownership of outstanding Common Stock after exercising such Purchaser’s Pre-Funded Warrants or Common Warrants up to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant or Common Warrant.

The Purchase Agreements contain customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreements, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreements) during the 60-day period following the closing of the Offering.

The Shares, Pre-Funded Warrants and the Common Warrants were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-255318), which was filed with the Securities and Exchange Commission (the “Commission”) on April 16, 2021 and was declared effective by the Commission on April 29, 2021 (the “Registration Statement”).

Immediately prior to the Offering, the Company had 32,132,890 shares of Common Stock outstanding and, upon completion of the Offering, the Company had 42,262,890 shares outstanding, which gives no effect to the exercise of any Pre-Funded Warrants or Common Warrants.

On January 4, 2024, the Company entered into a placement agency agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”) pursuant to which the Company engaged the Placement Agent as the exclusive placement agent in connection with the Offering. The Company agreed to pay the Placement Agent a fee in cash equal to 7.0% of the gross proceeds from the sale of the Shares, Pre-Funded Warrants and Common Warrants to the Purchasers. The Company also agreed to reimburse the Placement Agent for all reasonable and documented travel and other out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $60,000. The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The foregoing summaries of the Placement Agent Agreement, the Purchase Agreements, the Pre-Funded Warrants and the Common Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 10.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

In connection with the Offering, the Company has agreed with certain Purchasers to (i) reduce the exercise price of an aggregate of 3,863,851 warrants that were issued to certain Purchasers on April 5, 2022 (the “April 2022 Warrants”) to $0.75, the combined offering price, (ii) reduce the exercise price of an aggregate of 3,652,300 warrants that were issued to a certain Purchaser on November 2, 2023 (the “November 2023 Warrants”) to $0.75, the combined offering price, and (iii) extend the termination date of the April 2022 Warrants and the November 2023 Warrants to January 8, 2029.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events

On January 4, 2024, the Company issued a press release (the “Pricing Press Release”) announcing the pricing of the Offering. A copy of the Pricing Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Form of Placement Agent Agreement.

4.1	Form of Pre-Funded Warrant.

4.2	Form of Common Warrant.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Securities Purchase Agreement, dated as of January 4, 2024, by and among SELLAS Life Sciences Group, Inc. and the purchasers party thereto.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Pricing Press Release, dated January 4, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Date: January 8, 2024	By:	/s/ Barbara A. Wood
		Name:	Barbara A. Wood
		Title:	Executive Vice President, General Counsel and Corporate Secretary